January 18, 2007

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera L. Gjesdal	Christopher L. Henson	Bob Denham
Senior Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports 2006 net income of $1.53 billion;
Operating earnings per share total $.82 for the fourth quarter

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today earnings for the fourth quarter and the full year 2006. For the fourth quarter, net income totaled $250.8 million, or $.46 per diluted share, compared with $429.6 million, or $.78 per diluted share, earned during the fourth quarter of 2005.

          Fourth quarter net income was negatively affected by a $139.1 million after-tax charge associated with providing additional tax reserves related to leveraged lease transactions, $46.9 million in after-tax losses resulting from a previously-announced restructuring of a portion of the securities portfolio, $5.6 million in net after-tax merger-related charges and $6.5 million in after-tax equity-based compensation.

          Excluding the impact of these items, operating earnings for the fourth quarter of 2006 totaled $448.9 million, or $.82 per diluted share, compared with fourth quarter 2005 operating earnings of $425.8 million, or $.78 per diluted share, which exclude $3.8 million in net after-tax merger-related credits. 2006 operating results reflect increases of 5.4% and 5.1%, respectively, compared to the same period last year.

          For the full year 2006, BB&T’s net income was $1.53 billion compared to $1.65 billion earned in 2005. Diluted earnings per share for 2006 totaled $2.81, a decrease of 6.3% compared to $3.00 earned in 2005. Excluding net after-tax merger-related charges or credits, equity-based compensation and nonrecurring items from 2006 and 2005, operating earnings for 2006 totaled $1.74 billion, an increase of 4.1% compared to operating earnings of $1.67 billion in 2005. Diluted operating earnings per share totaled $3.20 in 2006, an increase of 5.3% compared to $3.04 earned in 2005.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity, and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related charges or credits, equity-based compensation and nonrecurring items from earnings. Cash basis operating earnings totaled $467.1 million for the fourth quarter of 2006, an increase of 4.1% compared to the fourth quarter of 2005. Cash basis operating diluted earnings per share totaled $.85 for the fourth quarter of 2006, an increase of 3.7% compared to $.82 earned during the same period in 2005. Cash basis operating earnings for the fourth quarter of 2006 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.63% and 27.87%, respectively, compared to prior year returns of 1.73% and 27.88%, respectively.

          “I am pleased to report strong operating results for the fourth quarter of 2006,” said Chairman and Chief Executive Officer John A. Allison. “2006 operating results represent the 25th consecutive year that BB&T has achieved record operating earnings. I am particularly pleased with our core trends in light of the difficult interest rate environment and slowing real estate market. Our performance reflects solid production from our lending and deposit gathering efforts, as well as healthy growth in many of our fee income producing businesses.

          “We are disappointed by the unexpected court ruling related to our lawsuit against the Internal Revenue Service that was issued early this month. While we disagree with the judge’s decision, we are required to record additional reserves in the fourth quarter. Even so, our core trends are positive and, on an operating basis, the fourth quarter is the most profitable in our history.”

Client Deposits Grow 13.5% Compared to Last Year

          BB&T’s deposit gathering efforts continued to be successful during the fourth quarter, as average client deposits increased 13.5% compared to the fourth quarter last year. Average total client deposits were $72.9 billion for the fourth quarter of 2006 compared to $64.2 billion for the same period of 2005. Total average deposits for the fourth quarter were $79.9 billion, an increase of 9.5% compared to $72.9 billion for the fourth quarter of 2005. During the year, BB&T generated approximately 122,000 net new transaction deposit accounts.

BB&T Continues to Enjoy Strong Loan Growth - Up 11.3% for the Quarter

          Average loans and leases totaled $82.7 billion for the fourth quarter of 2006, reflecting an increase of $8.4 billion, or 11.3%, compared to the fourth quarter of 2005. This increase was composed of growth in average commercial loans and leases, which increased $4.5 billion, or 12.5%; average mortgage loans, which increased $1.7 billion, or 11.9%; average consumer loans, which increased $1.3 billion, or 6.2%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $823.4 million, or 30.0%, compared to the fourth quarter last year.

BB&T’s Fee Based Businesses Produce Solid Quarterly Growth Rates

          Noninterest income, excluding securities gains and losses, increased $56.2 million, or 9.1%, during the fourth quarter of 2006 compared to 2005. These increases include higher revenues from BB&T’s insurance operations and other nondeposit fees and commissions, as well as solid performances from BB&T’s investment banking and brokerage operations and trust operations while revenues from service charges on deposit accounts and mortgage banking operations decreased slightly during the quarter.

          Commissions from BB&T’s insurance operations increased 8.7% to a record $214.5 million in the current quarter compared with $197.4 million earned in the fourth quarter of 2005. This increase was the result of growth in commissions from the sale of property and casualty coverage, and improved sales of employee benefits-related insurance products.

          Other nondeposit fees and commissions totaled $115.6 million for the fourth quarter of 2006, an increase of 15.4% compared to the fourth quarter of 2005. This increase was generated primarily by growth in debit card related services.

          BB&T’s investment banking and brokerage operations enjoyed a solid quarter as fees increased 7.6% to $75.0 million compared to $69.7 million earned in the same quarter last year. This increase was primarily driven by growth in revenues at Scott & Stringfellow.

          Trust revenues increased 6.8% to $39.5 million in the fourth quarter of 2006 compared with $36.9 million earned in the fourth quarter of 2005. This increase was primarily attributable to improved performance from the wealth management division.

Asset Quality Remains Excellent

          BB&T continued to enjoy very healthy asset quality during the fourth quarter. Nonperforming assets, as a percentage of total assets, were .29% at Dec. 31, 2006, compared to .28% at Sept. 30, 2006, and .27% at Dec. 31, 2005. Annualized net charge-offs were .33% of average loans and leases for the fourth quarter of 2006, down from .37% in the fourth quarter of 2005. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .18% of average loans and leases compared to .25% in the same quarter last year.

BB&T Completes Securities Restructuring

          During the fourth quarter of 2006, BB&T restructured a portion of its securities portfolio. The restructuring resulted in the sale of approximately $2.5 billion of securities available for sale at an aggregate pre-tax loss of $74.5 million, or $.09 per diluted share on an after-tax basis. BB&T has replaced substantially all of the assets sold with higher-yielding securities and expects to recover the $74.5 million loss through higher earnings by the end of 2007.

Income Taxes

          On Jan. 4, the United States District Court for the Middle District of North Carolina issued a summary judgment in favor of the Internal Revenue Service related to BB&T Corporation’s treatment of a leveraged lease transaction entered into in 1997. BB&T filed the lawsuit to pursue a refund of $3.3 million in taxes plus interest. BB&T’s management disagrees with the decision and intends to appeal the matter to the United States Appeals Court for the Fourth Circuit, based in Richmond, Virginia.

          Due to the timing of the District Court’s ruling and its potential impact on BB&T's other leveraged lease transactions, BB&T recorded additional tax reserves totaling $139.1 million, after-tax, in the fourth quarter of 2006.

BB&T Expands Presence in Excellent Markets - Acquires Coastal Financial Corporation

          On Dec. 21, 2006, BB&T announced plans to acquire Coastal Financial Corporation of Myrtle Beach, S.C. for $394.6 million in stock. The merger would give BB&T the No. 1 deposit market share in the thriving metro Myrtle Beach, S.C. market. With $1.7 billion in assets, Coastal Financial operates 17 banking offices in the greater Myrtle Beach area and seven in greater Wilmington, N.C., where BB&T already has the No. 1 market share. The merger, which is subject to regulatory and shareholder approval, is expected to be completed in the second quarter of 2007.

          At Dec. 31, 2006, BB&T had $121.4 billion in assets and operated 1,459 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T's common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T's common stock on Jan. 17 was $42.74 per share.

          For additional information about BB&T's financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

          To hear a live webcast of BB&T's fourth quarter 2006 earnings conference call at 11:00 a.m. (EST) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EST) on Friday, Feb. 2.

#

           This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T's management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures also exclude equity-based compensation in order to make the 2006 results comparable with prior periods presented and may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

           This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T's filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/06	12/31/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,888,151	$1,520,417	$367,734	24.2%
Interest expense	910,319	599,484	310,835	51.9
Net interest income - taxable equivalent	977,832	920,933	56,899	6.2
Less: Taxable equivalent adjustment	22,213	21,200	1,013	4.8
Net interest income	955,619	899,733	55,886	6.2
Provision for credit losses	72,727	69,329	3,398	4.9
Net interest income after provision for credit losses	882,892	830,404	52,488	6.3
Noninterest income	676,619	618,962	57,657	9.3
Noninterest expense	902,163	823,987	78,176	9.5
Operating earnings before income taxes	657,348	625,379	31,969	5.1
Provision for income taxes	208,428	199,576	8,852	4.4
Operating earnings (1)	$448,920	$425,803	$23,117	5.4%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.83	$.78	$.05	6.4%
Diluted earnings	.82	.78	.04	5.1
Weighted average shares - Basic	540,807,172	543,879,921
Diluted	546,618,368	548,607,865
Dividends paid per share	$.42	$.38	$.04	10.5%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.50%	1.57%
Return on average equity	14.92	15.18
Net yield on earning assets (taxable equivalent)	3.70	3.82
Efficiency ratio (taxable equivalent) (2)	54.1	53.0

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$467,106	$448,866	$18,240	4.1%
Diluted earnings per share	.85	.82	.03	3.7
Return on average tangible assets	1.63%	1.73%
Return on average tangible equity	27.87	27.88
Efficiency ratio (taxable equivalent) (2)	52.4	50.9

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/06	12/31/05	$	%

INCOME STATEMENTS
Interest income	$1,865,926	$1,499,217	$366,709	24.5%
Interest expense	910,307	599,484	310,823	51.8
Net interest income	955,619	899,733	55,886	6.2
Provision for credit losses	72,727	69,329	3,398	4.9
Net interest income after provision for credit losses	882,892	830,404	52,488	6.3
Noninterest income	602,103	618,962	(16,859)	(2.7)
Noninterest expense	921,834	818,031	103,803	12.7
Income before income taxes	563,161	631,335	(68,174)	(10.8)
Provision for income taxes	312,332	201,761	110,571	54.8
Net income	$250,829	$429,574	$(178,745)	(41.6	) %

PER SHARE DATA
Basic earnings	$.46	$.79	$(.33)	(41.8	) %
Diluted earnings	.46	.78	(.32)	(41.0)
Weighted average shares - Basic	540,807,172	543,879,921
Diluted	546,618,368	548,607,865

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	.84%	1.58%
Return on average equity	8.33	15.32
Efficiency ratio (taxable equivalent) (2)	55.3	52.6

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $198.1 million and $(3.8 million), net of tax, in the fourth quarters of 2006 and 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/06	12/31/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$6,981,269	$5,588,499	$1,392,770	24.9%
Interest expense	3,185,386	1,980,969	1,204,417	60.8
Net interest income - taxable equivalent	3,795,883	3,607,530	188,353	5.2
Less: Taxable equivalent adjustment	87,655	82,657	4,998	6.0
Net interest income	3,708,228	3,524,873	183,355	5.2
Provision for credit losses	240,366	217,263	23,103	10.6
Net interest income after provision for credit losses	3,467,862	3,307,610	160,252	4.8
Noninterest income	2,595,673	2,324,605	271,068	11.7
Noninterest expense	3,468,647	3,133,284	335,363	10.7
Operating earnings before income taxes	2,594,888	2,498,931	95,957	3.8
Provision for income taxes	852,199	825,320	26,879	3.3
Operating earnings (1)	$1,742,689	$1,673,611	$69,078	4.1%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$3.23	$3.06	$.17	5.6%
Diluted earnings	3.20	3.04	.16	5.3
Weighted average shares - Basic	539,140,045	546,916,414
Diluted	543,890,512	551,379,604
Dividends paid per share	$1.60	$1.46	$.14	9.6%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.52%	1.60%
Return on average equity	15.22	15.12
Net yield on earning assets (taxable equivalent)	3.74	3.89
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.6	39.1
Efficiency ratio (taxable equivalent) (2)	54.0	52.5

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$1,816,127	$1,763,004	$53,123	3.0%
Diluted earnings per share	3.34	3.20	.14	4.4
Return on average tangible assets	1.66%	1.77%
Return on average tangible equity	28.44	27.82
Efficiency ratio (taxable equivalent) (2)	52.3	50.4

	For the Twelve Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/06	12/31/05	$	%

INCOME STATEMENTS
Interest income	$6,893,602	$5,505,842	$1,387,760	25.2%
Interest expense	3,185,374	1,980,969	1,204,405	60.8
Net interest income	3,708,228	3,524,873	183,355	5.2
Provision for credit losses	240,366	217,263	23,103	10.6
Net interest income after provision for credit losses	3,467,862	3,307,610	160,252	4.8
Noninterest income	2,521,157	2,325,622	195,535	8.4
Noninterest expense	3,516,102	3,166,501	349,601	11.0
Income before income taxes	2,472,917	2,466,731	6,186.3
Provision for income taxes	944,447	812,962	131,485	16.2
Net income	$1,528,470	$1,653,769	$(125,299)	(7.6	) %

PER SHARE DATA
Basic earnings	$2.84	$3.02	$(.18)	(6.0	) %
Diluted earnings	2.81	3.00	(.19)	(6.3)
Weighted average shares - Basic	539,140,045	546,916,414
Diluted	543,890,512	551,379,604

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.34%	1.58%
Return on average equity	13.35	14.95
Efficiency ratio (taxable equivalent) (2)	54.8	53.1

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $214.2 million and $19.8 million, net of tax, in 2006 and 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Twelve Months Ended		Increase (Decrease)

(Dollars in thousands)	12/31/06	12/31/05	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$2,067,833	$2,185,571	$(117,738)	(5.4	) %
Interest-bearing deposits with banks	543,509	410,380	133,129	32.4
Federal funds sold and other earning assets	282,798	320,439	(37,641)	(11.7)
Securities available for sale	20,721,027	19,782,966	938,061	4.7
Trading securities	2,146,713	706,518	1,440,195	203.8
Total securities	22,867,740	20,489,484	2,378,256	11.6
Commercial loans and leases	41,300,358	36,615,085	4,685,273	12.8
Direct retail loans	15,312,041	14,452,518	859,523	5.9
Sales finance loans	5,682,700	5,264,088	418,612	8.0
Revolving credit loans	1,414,010	1,347,309	66,701	5.0
Mortgage loans	16,256,766	14,481,561	1,775,205	12.3
Specialized lending	3,625,063	2,862,927	762,136	26.6
Total loans and leases	83,590,938	75,023,488	8,567,450	11.4
Allowance for loan and lease losses	888,130	825,300	62,830	7.6
Total earning assets	107,676,225	96,777,005	10,899,220	11.3
Premises and equipment, net	1,410,196	1,286,909	123,287	9.6
Goodwill	4,827,078	4,255,998	571,080	13.4
Core deposit and other intangibles	454,451	487,525	(33,074)	(6.8)
Other assets	6,194,652	5,535,265	659,387	11.9
Total assets	121,351,065	109,169,759	12,181,306	11.2
Noninterest-bearing deposits	13,393,254	13,476,939	(83,685)	(.6)
Interest checking	1,333,036	1,426,715	(93,679)	(6.6)
Other client deposits	34,062,454	30,959,888	3,102,566	10.0
Client certificates of deposit	24,986,519	19,309,667	5,676,852	29.4
Other interest-bearing deposits	7,196,315	9,108,590	(1,912,275)	(21.0)
Total deposits	80,971,578	74,281,799	6,689,779	9.0
Fed funds purchased, repos and other borrowings	8,087,009	6,561,719	1,525,290	23.2
Long-term debt	15,903,756	13,118,559	2,785,197	21.2
Total interest-bearing liabilities	91,569,089	80,485,138	11,083,951	13.8
Other liabilities	4,644,160	4,078,568	565,592	13.9
Total liabilities	109,606,503	98,040,645	11,565,858	11.8
Total shareholders' equity	$11,744,562	$11,129,114	$615,448	5.5%

Average balances
Securities, at amortized cost	$21,348,247	$20,467,160	$881,087	4.3%
Commercial loans and leases	38,965,374	34,997,432	3,967,942	11.3
Direct retail loans	14,904,385	14,033,773	870,612	6.2
Sales finance loans	5,384,615	5,215,444	169,171	3.2
Revolving credit loans	1,331,491	1,272,718	58,773	4.6
Mortgage loans	15,482,219	13,451,128	2,031,091	15.1
Specialized lending	3,245,212	2,546,813	698,399	27.4
Total loans and leases	79,313,296	71,517,308	7,795,988	10.9
Allowance for loan and lease losses	863,097	813,206	49,891	6.1
Other earning assets	910,680	718,325	192,355	26.8
Total earning assets	101,572,223	92,702,793	8,869,430	9.6
Total assets	114,327,580	104,611,882	9,715,698	9.3
Noninterest-bearing deposits	13,218,167	12,878,120	340,047	2.6
Interest checking	2,164,168	1,797,147	367,021	20.4
Other client deposits	31,462,213	29,813,549	1,648,664	5.5
Client certificates of deposit	22,563,522	17,969,234	4,594,288	25.6
Other interest-bearing deposits	7,822,120	7,888,309	(66,189)	(.8)
Total deposits	77,230,190	70,346,359	6,883,831	9.8
Fed funds purchased, repos and other borrowings	7,005,798	7,385,826	(380,028)	(5.1)
Long-term debt	14,627,849	11,958,681	2,669,168	22.3
Total interest-bearing liabilities	85,645,670	76,812,746	8,832,924	11.5
Total shareholders' equity	$11,451,516	$11,065,493	$386,023	3.5%

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax	$(248,859)	$(312,735)	$(535,078)	$(449,770)	$(337,578)
Derivatives (notional value)	23,097,039	25,054,319	24,282,135	21,133,941	23,679,972
Fair value of derivatives portfolio	(44,687)	(25,763)	(215,469)	(134,558)	(10,600)
Common stock prices: High	44.74	44.54	43.46	42.85	43.92
Low	42.48	39.87	39.09	38.24	37.39
End of period	43.93	43.78	41.59	39.20	41.91
Weighted average shares - Basic	540,807,172	538,911,074	536,882,392	539,952,669	543,879,921
Diluted	546,618,368	544,285,889	541,607,530	543,435,830	548,607,865
End of period shares outstanding	541,475,305	540,652,126	536,895,965	535,588,093	543,102,080
End of period banking offices	1,459	1,462	1,443	1,409	1,404
ATMs	2,125	2,106	2,057	1,964	1,951
FTEs	29,344	29,112	29,016	28,300	27,745

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,608,773	$1,571,500	$1,452,022	$1,341,049	$1,290,568
Interest and dividends on securities	255,230	242,925	228,204	229,743	223,240
Interest on short-term investments	24,148	10,233	10,222	7,220	6,609
Total interest income - taxable equivalent	1,888,151	1,824,658	1,690,448	1,578,012	1,520,417
Interest expense
Interest on deposits	616,566	585,115	497,238	438,420	387,763
Interest on fed funds purchased, repos and other borrowings	80,784	74,974	80,560	65,081	65,371
Interest on long-term debt	212,969	204,514	174,048	155,117	146,350
Total interest expense	910,319	864,603	751,846	658,618	599,484
Net interest income - taxable equivalent	977,832	960,055	938,602	919,394	920,933
Less: Taxable equivalent adjustment	22,213	22,267	21,833	21,342	21,200
Net interest income	955,619	937,788	916,769	898,052	899,733
Provision for credit losses	72,727	62,336	57,732	47,571	69,329
Net interest income after provision for
credit losses	882,892	875,452	859,037	850,481	830,404
Noninterest income
Insurance commissions	214,496	207,799	214,087	176,512	197,372
Service charges on deposits	140,811	137,950	138,112	131,241	141,645
Other nondeposit fees and commissions	115,585	114,952	111,489	101,635	100,157
Investment banking and brokerage fees and commissions	74,966	82,698	78,220	81,311	69,682
Trust revenue	39,477	39,699	37,739	37,020	36,949
Mortgage banking income	24,392	22,616	29,128	32,295	25,357
Securities gains (losses), net	1,342	179	153	2	(81)
Other noninterest income	65,550	54,289	41,749	48,179	47,881
Total noninterest income	676,619	660,182	650,677	608,195	618,962
Noninterest expense
Personnel expense	522,807	513,539	495,454	487,467	468,098
Occupancy and equipment expense	117,698	113,808	109,707	107,785	112,018
Foreclosed property expense	5,924	4,490	3,929	3,912	5,809
Amortization of intangibles	27,018	26,776	25,225	25,108	29,054
Other noninterest expense	228,716	236,166	213,559	199,559	209,008
Total noninterest expense	902,163	894,779	847,874	823,831	823,987
Operating earnings before income taxes	657,348	640,855	661,840	634,845	625,379
Provision for income taxes	208,428	211,102	225,513	207,156	199,576
Operating earnings (1)	$448,920	$429,753	$436,327	$427,689	$425,803

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.83	$.80	$.81	$.79	$.78
Diluted earnings	.82	.79	.81	.79	.78
Dividends paid per share	.42	.42	.38	.38	.38

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.50%	1.46%	1.56%	1.59%	1.57%
Return on average equity	14.92	14.83	15.60	15.58	15.18
Net yield on earning assets (taxable equivalent)	3.70	3.68	3.76	3.82	3.82
Efficiency ratio (taxable equivalent) (2)	54.1	54.9	53.2	53.8	53.0
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.9	40.8	40.8	39.7	40.3
Average earning assets as a percentage of
average total assets	88.6	88.8	89.0	89.0	88.9
Average loans and leases as a percentage of
average deposits	103.5	102.4	103.1	101.7	101.9

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$467,106	$447,598	$454,775	$446,648	$448,866
Diluted earnings per share	.85	.82	.84	.82	.82
Return on average tangible assets	1.63%	1.59%	1.70%	1.74%	1.73%
Return on average tangible equity	27.87	28.53	28.96	28.41	27.88
Efficiency ratio (taxable equivalent) (2)	52.4	53.2	51.5	52.0	50.9

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $198.1 million, $12.7 million, $7.2 million, $(3.8 million) and $(3.8 million) net of tax, for the quarters ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006, and December 31, 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,600,095	$1,563,071	$1,443,972	$1,333,545	$1,283,225
Interest and dividends on securities	241,683	229,087	214,421	215,905	209,383
Interest on short-term investments	24,148	10,233	10,222	7,220	6,609
Total interest income	1,865,926	1,802,391	1,668,615	1,556,670	1,499,217
Interest expense
Interest on deposits	616,566	585,115	497,238	438,420	387,763
Interest on fed funds purchased, repos and other borrowings	80,772	74,974	80,560	65,081	65,371
Interest on long-term debt	212,969	204,514	174,048	155,117	146,350
Total interest expense	910,307	864,603	751,846	658,618	599,484
Net interest income	955,619	937,788	916,769	898,052	899,733
Provision for credit losses	72,727	62,336	57,732	47,571	69,329
Net interest income after provision for
credit losses	882,892	875,452	859,037	850,481	830,404
Noninterest income
Insurance commissions	214,496	207,799	214,087	176,512	197,372
Service charges on deposits	140,811	137,950	138,112	131,241	141,645
Other nondeposit fees and commissions	115,585	114,952	111,489	101,635	100,157
Investment banking and brokerage fees and commissions	74,966	82,698	78,220	81,311	69,682
Trust revenue	39,477	39,699	37,739	37,020	36,949
Mortgage banking income	24,392	22,616	29,128	32,295	25,357
Securities gains (losses), net	(73,174)	179	153	2	(81)
Other noninterest income	65,550	54,289	41,749	48,179	47,881
Total noninterest income	602,103	660,182	650,677	608,195	618,962
Noninterest expense
Personnel expense	522,807	513,539	495,454	487,467	468,098
Equity-based compensation	10,537	10,601	10,104	26,532	—
Occupancy and equipment expense	117,698	113,808	109,707	107,785	112,018
Foreclosed property expense	5,924	4,490	3,929	3,912	5,809
Amortization of intangibles	27,018	26,776	25,225	25,108	29,054
Merger-related and restructuring charges (credits), net	9,134	10,098	1,631	(2,976)	(5,956)
Other noninterest expense	228,716	236,166	213,559	171,353	209,008
Total noninterest expense	921,834	915,478	859,609	819,181	818,031
Income before income taxes	563,161	620,156	650,105	639,495	631,335
Provision for income taxes	312,332	203,128	221,005	207,982	201,761
Net income	$250,829	$417,028	$429,100	$431,513	$429,574

PER SHARE DATA
Basic earnings	$.46	$.77	$.80	$.80	$.79
Diluted earnings	.46	.77	.79	.79	.78

	For the Quarter Ended

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	4.48%	3.72%	3.19%	3.11%	2.95%
U.S. government-sponsored entity securities	4.17	4.00	3.96	3.95	3.87
Mortgage-backed securities	5.10	5.10	4.83	4.81	4.76
States and political subdivisions	7.00	6.90	6.84	6.82	6.81
Other securities	6.45	5.24	5.25	6.01	5.41
Trading securities	3.45	3.31	2.94	3.70	3.17

Total securities	4.72	4.47	4.33	4.39	4.29

Loans:
Commercial loans and leases	7.97	8.00	7.73	7.39	7.01
Consumer loans	7.44	7.38	7.14	6.95	6.69
Mortgage loans	5.85	5.79	5.66	5.50	5.46
Specialized lending	15.29	15.32	15.12	15.14	14.63

Total loans	7.73	7.70	7.47	7.19	6.90

Other earning assets (2)	10.44	4.16	4.23	3.76	3.29

Total earning assets	7.14	6.99	6.77	6.56	6.30

Interest expense:
Interest-bearing deposits:
Interest checking	2.29	1.94	1.78	1.38	1.13
Other client deposits	2.76	2.61	2.29	2.03	1.80
Client certificates of deposit	4.53	4.33	3.99	3.66	3.29
Other interest-bearing deposits	5.35	5.36	5.00	4.54	4.03
Total interest-bearing deposits	3.67	3.54	3.20	2.90	2.58
Fed funds purchased, repos and other borrowings (2)	4.51	4.43	4.30	3.95	3.64
Long-term debt	5.27	5.28	5.04	4.77	4.58

Total interest-bearing liabilities	4.02	3.91	3.60	3.29	3.00

Net yield on earning assets	3.70%	3.68%	3.76%	3.82%	3.82%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

(2) The fourth quarter of 2006 includes interest income and expense associated with a deposit placed with the IRS to curtail the accrual of interest on disputed tax payments.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$20,721,027	$20,733,173	$20,090,945	$19,433,575	$19,782,966
Trading securities	2,146,713	887,605	918,621	745,169	706,518
Total securities	22,867,740	21,620,778	21,009,566	20,178,744	20,489,484
Commercial loans and leases	41,300,358	40,429,350	39,650,277	37,191,415	36,615,085
Direct retail loans	15,312,041	15,244,466	14,941,425	14,543,073	14,452,518
Sales finance loans	5,682,700	5,553,067	5,378,170	5,176,673	5,264,088
Revolving credit loans	1,414,010	1,354,850	1,327,612	1,299,396	1,347,309
Mortgage loans	16,256,766	15,847,368	15,680,929	15,036,187	14,481,561
Specialized lending	3,625,063	3,520,978	3,305,220	3,032,538	2,862,927
Total loans and leases	83,590,938	81,950,079	80,283,633	76,279,282	75,023,488
Allowance for loan and lease losses	888,130	883,497	869,880	833,231	825,300
Other earning assets	826,307	937,559	960,176	816,838	730,819
Total earning assets	107,676,225	105,000,543	103,097,439	97,984,757	96,777,005
Total assets	121,351,065	118,523,897	116,283,730	110,033,689	109,169,759
Noninterest-bearing deposits	13,393,254	13,559,660	13,820,031	13,413,099	13,476,939
Interest checking	1,333,036	1,322,730	1,596,606	1,338,847	1,426,715
Other client deposits	34,062,454	32,731,559	32,099,525	32,074,100	30,959,888
Client certificates of deposit	24,986,519	24,356,110	23,696,963	20,352,627	19,309,667
Other interest-bearing deposits	7,196,315	8,096,144	7,299,676	8,385,456	9,108,590
Total deposits	80,971,578	80,066,203	78,512,801	75,564,129	74,281,799
Fed funds purchased, repos and other borrowings	8,087,009	7,234,721	6,797,108	6,356,330	6,561,719
Long-term debt	15,903,756	16,159,379	15,195,145	13,045,058	13,118,559
Total interest-bearing liabilities	91,569,089	89,900,643	86,685,023	81,552,418	80,485,138
Total shareholders' equity	11,744,562	11,733,925	11,164,113	10,969,972	11,129,114
Goodwill	4,827,078	4,822,813	4,730,294	4,300,396	4,255,998
Core deposit and other intangibles	454,451	478,853	493,463	479,231	487,525
Total intangibles	5,281,529	5,301,666	5,223,757	4,779,627	4,743,523
Mortgage servicing rights	$512,132	$507,171	$523,908	$485,307	$451,287

Average balances
Securities, at amortized cost	$21,608,867	$21,736,400	$21,081,257	$20,955,014	$20,807,541
Commercial loans and leases	40,757,471	39,978,258	38,174,530	36,897,691	36,213,607
Direct retail loans	15,291,007	15,099,661	14,717,736	14,498,280	14,354,335
Sales finance loans	5,622,671	5,452,516	5,242,120	5,215,937	5,316,296
Revolving credit loans	1,362,340	1,337,761	1,308,457	1,316,837	1,307,724
Mortgage loans	16,091,003	15,802,913	15,351,188	14,664,573	14,381,114
Specialized lending	3,565,037	3,373,322	3,183,885	2,849,331	2,741,610
Total loans and leases	82,689,529	81,044,431	77,977,916	75,442,649	74,314,686
Allowance for loan and lease losses	891,210	880,383	852,045	827,863	818,743
Other earning assets	918,077	976,003	968,783	777,594	797,372
Total earning assets	105,216,473	103,756,834	100,027,956	97,175,257	95,919,599
Total assets	118,776,943	116,884,135	112,383,000	109,132,162	107,844,163
Noninterest-bearing deposits	13,288,622	13,511,451	13,212,630	12,851,943	13,343,220
Interest checking	2,283,528	2,228,351	2,234,363	1,905,570	1,845,732
Other client deposits	32,616,071	31,712,618	30,809,035	30,687,180	30,166,800
Client certificates of deposit	24,711,513	23,951,163	21,626,636	19,896,614	18,849,059
Other interest-bearing deposits	6,989,687	7,719,548	7,742,840	8,858,068	8,743,882
Total deposits	79,889,421	79,123,131	75,625,504	74,199,375	72,948,693
Fed funds purchased, repos and other borrowings	7,109,375	6,720,188	7,507,314	6,684,788	7,118,752
Long-term debt	16,099,743	15,433,191	13,825,503	13,111,268	12,717,191
Total interest-bearing liabilities	89,809,917	87,765,059	83,745,691	81,143,488	79,441,416
Total shareholders' equity	$11,940,955	$11,500,116	$11,221,497	$11,134,096	$11,126,630

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$8,225,830	$8,154,510	$7,841,326	$7,360,953	$7,453,987
Total	13,016,178	12,938,282	11,863,873	11,418,033	11,610,547
Risk-weighted assets	91,013,274	88,619,107	86,412,021	81,623,098	80,390,559
Average quarterly tangible assets	114,006,913	112,401,529	108,026,743	105,038,107	103,741,007
Risk-based capital ratios:
Tier 1	9.0%	9.2%	9.1%	9.0%	9.3%
Total	14.3	14.6	13.7	14.0	14.4
Leverage capital ratio	7.2	7.3	7.3	7.0	7.2
Equity as a percentage of total assets	9.7	9.9	9.6	10.0	10.2
Tangible equity as a percentage of tangible assets (2)	5.6	5.7	5.3	5.9	6.1
Book value per share	$21.69	$21.70	$20.79	$20.48	$20.49
Tangible book value per share (2)	11.94	11.90	11.06	11.56	11.76

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

(1)	Current quarter risk-based capital information is preliminary.

(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity and total assets, where applicable.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$884,144	$870,877	$833,432	$829,770	$830,344
Allowance for acquired (sold) loans, net	(507)	5,669	25,043	3,731	(970)
Provision for credit losses	72,727	62,336	57,732	47,571	69,329
Charge-offs
Commercial loans and leases	(14,780)	(10,339)	(7,025)	(5,407)	(20,584)
Direct retail loans	(12,783)	(11,952)	(11,638)	(10,597)	(10,293)
Sales finance loans	(5,712)	(5,007)	(5,304)	(5,610)	(8,617)
Revolving credit loans	(12,270)	(10,207)	(10,435)	(11,337)	(15,994)
Mortgage loans	(1,626)	(1,350)	(1,238)	(2,095)	(1,347)
Specialized lending	(36,210)	(30,879)	(26,306)	(27,226)	(26,923)

Total charge-offs	(83,381)	(69,734)	(61,946)	(62,272)	(83,758)

Recoveries
Commercial loans and leases	3,163	3,648	5,392	3,203	4,550
Direct retail loans	3,086	3,233	3,012	3,065	2,653
Sales finance loans	2,257	1,646	1,732	1,739	1,866
Revolving credit loans	2,876	3,063	2,974	2,743	2,841
Mortgage loans	75	95	84	144	162
Specialized lending	3,809	3,311	3,422	3,738	2,753

Total recoveries	15,266	14,996	16,616	14,632	14,825

Net charge-offs	(68,115)	(54,738)	(45,330)	(47,640)	(68,933)

Ending balance	$888,249	$884,144	$870,877	$833,432	$829,770

Allowance For Credit Losses
Allowance for loan and lease losses	$888,130	$883,497	$869,880	$833,231	$825,300
Reserve for unfunded lending commitments	119	647	997	201	4,470

Total	$888,249	$884,144	$870,877	$833,432	$829,770

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$129,125	$124,018	$125,950	$109,838	$103,804
Direct retail loans	39,051	38,205	39,470	42,156	40,916
Sales finance loans	1,909	2,483	2,502	3,064	4,640
Revolving credit loans	222	203	222	177	233
Mortgage loans	52,275	49,817	46,705	49,643	48,126
Specialized lending	37,255	30,683	24,154	26,508	31,160

Total nonaccrual loans and leases	259,837	245,409	239,003	231,386	228,879

Foreclosed real estate	54,179	54,553	55,623	41,341	48,315
Other foreclosed property	34,429	30,555	24,304	22,895	22,420
Restructured loans	459	584	494	507	515

Nonperforming assets	$348,904	$331,101	$319,424	$296,129	$300,129

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$13,610	$8,454	$18,510	$5,727	$10,413
Direct retail loans	20,578	16,646	16,536	17,686	20,814
Sales finance loans	17,155	12,489	12,318	18,347	21,585
Revolving credit loans	5,866	6,254	5,456	4,172	4,713
Mortgage loans	36,920	36,300	32,221	28,251	38,828
Specialized lending	8,136	6,762	5,675	5,050	7,092

Total loans 90 days or more past due
and still accruing	102,265	86,905	90,716	79,233	103,445

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.12%	.11%	.11%	.10%	.14%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.31%	.30%	.30%	.30%	.31%
Nonperforming assets as a percentage of:
Total assets	.29	.28	.27	.27	.27
Loans and leases plus
foreclosed property	.42	.40	.40	.39	.40
Net charge-offs as a percentage of
average loans and leases	.33	.27	.23	.26	.37
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.18	.14	.12	.13	.25
Allowance for loan and lease losses as
a percentage of loans and leases	1.06	1.08	1.08	1.09	1.10
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.07	1.09	1.09	1.10	1.11
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.29	x	4.07	x	4.78	x	4.31	x	3.02	x
Nonaccrual and restructured loans and leases	3.41	3.59	3.63	3.59	3.60

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Twelve Months Ended	Increase (Decrease)

(Dollars in thousands)	12/31/06	12/31/05	$	%

Allowance For Credit Losses
Beginning balance	$829,770	$828,301	$1,469.2%
Allowance for acquired (sold) loans, net	33,936	(970)	34,906	NM
Provision for credit losses	240,366	217,263	23,103	10.6
Charge-offs
Commercial loans and leases	(37,551)	(49,262)	11,711	(23.8)
Direct retail loans	(46,970)	(46,448)	(522)	1.1
Sales finance loans	(21,633)	(26,664)	5,031	(18.9)
Revolving credit loans	(44,249)	(54,418)	10,169	(18.7)
Mortgage loans	(6,309)	(6,053)	(256)	4.2
Specialized lending	(120,621)	(94,902)	(25,719)	27.1

Total charge-offs	(277,333)	(277,747)	414	(.1)

Recoveries
Commercial loans and leases	15,406	17,078	(1,672)	(9.8)
Direct retail loans	12,396	11,874	522	4.4
Sales finance loans	7,374	8,883	(1,509)	(17.0)
Revolving credit loans	11,656	10,858	798	7.3
Mortgage loans	398	636	(238)	(37.4)
Specialized lending	14,280	13,594	686	5.0

Total recoveries	61,510	62,923	(1,413)	(2.2)

Net charge-offs	(215,823)	(214,824)	(999)	(.5)

Ending balance	$888,249	$829,770	$58,479	7.0%

Allowance For Credit Losses
Allowance for loan and lease losses	$888,130	$825,300	$62,830	7.6%
Reserve for unfunded lending commitments	119	4,470	(4,351)	(97.3)

Total	$888,249	$829,770	$58,479	7.0%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.27%	.30%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.14	.19
Ratio of allowance for loan and lease losses to
net charge-offs	4.12	x	3.84	x

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD	YTD
	4Q06 vs. 4Q05	4Q06 vs. 3Q06	2006 vs. 2005

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)

Average Balances
Commercial loans and leases	6.4%	6.4%	7.6%
Direct retail loans	5.1	4.2	5.4
Sales finance loans	5.8	12.4	3.2
Revolving credit loans	4.2	7.3	4.6
Mortgage loans (3)	13.0	6.8	16.5
Specialized lending	27.7	24.9	24.5
Total loans and leases (3)	8.1	7.3	9.1

Noninterest-bearing deposits	(3.1)	(7.3)	1.0
Interest checking	9.6	6.6	11.7
Other client deposits	5.6	10.6	4.1
Client certificates of deposit	25.4	11.0	22.1
Total client deposits	9.8	7.3	8.9
Other interest-bearing deposits	(21.7)	(37.6)	(1.7)
Total deposits	6.1%	2.9%	7.7%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	1.7%	6.4%	2.5%
Noninterest income
Insurance commissions	6.7	11.9	9.9
Service charges on deposits	(2.7)	7.4	(0.2)
Other nondeposit fees and commissions	13.7	1.9	19.1
Investment banking and brokerage fees and commissions	3.6	(37.2)	5.7
Trust revenue	6.8	(2.2)	5.1
Mortgage banking income (4)	(8.4)	63.3	6.2
Securities gains (losses), net	NM	NM	NM
Other income	31.9	82.0	23.5
Total noninterest income (4)	7.2	10.5	8.9
Noninterest expense
Personnel expense	7.5	6.4	9.7
Occupancy and equipment expense	2.0	12.5	3.1
Other noninterest expense	2.4	(8.9)	5.6
Total noninterest expense	5.2%	2.6%	7.6%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2006 and 2005.

(3)	Adjusted for the average impact of $51 million and $210 million in mortgage loans securitized in the fourth quarters of 2006 and 2005, respectively.

(4)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.

NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$483,664	$480,839	$499,706	$462,920	$431,213

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$494	$(40,620)	$32,389	$28,883	$—
MSRs valuation recaptures	—	—	—	—	29,407
MSRs derivative hedge gains (losses)	(3,075)	40,080	(28,873)	(24,834)	(32,747)
Net	$(2,581)	$(540)	$3,516	$4,049	$(3,340)

Residential Mortgage Loan Originations	$2,462,536	$2,461,175	$2,656,293	$2,308,835	$2,450,434

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$28,979,169	$28,589,372	$27,024,724	$26,787,683	$26,624,810
Bank owned loans serviced	16,256,766	15,847,368	15,680,929	15,036,187	14,481,561
Total servicing portfolio	45,235,935	44,436,740	42,705,653	41,823,870	41,106,371
Weighted Average Coupon Rate	5.92%	5.90%	5.86%	5.84%	5.83%
Weighted Average Servicing Fee	.353	.351	.351	.351	.349

	For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

RECONCILIATION TABLE
Net income	$250,829	$417,028	$429,100	$431,513	$429,574
Merger-related items, net of tax	5,588	6,182	989	(1,853)	(3,771)
Equity-based compensation, net of tax	6,506	6,543	6,238	16,363	—
Other, net of tax (4)	185,997	—	—	(18,334)	—
Operating earnings	448,920	429,753	436,327	427,689	425,803
Amortization of intangibles, net of tax	17,021	16,869	15,892	15,818	18,305
Amortization of mark-to-market adjustments, net of tax	1,165	976	2,556	3,141	4,758
Cash basis operating earnings	467,106	447,598	454,775	446,648	448,866

Return on average assets	.84%	1.42%	1.53%	1.60%	1.58%
Effect of merger-related items, net of tax	.02	.02	—	—	(.01)
Effect of equity-based compensation, net of tax	.02	.02	.03	.06	—
Effect of other, net of tax (4)	.62	—	—	(.07)	—
Operating return on average assets	1.50	1.46	1.56	1.59	1.57
Effect of amortization of intangibles, net of tax (2)	.13	.13	.13	.14	.14
Effect of amortization of mark-to-market adjustments,
net of tax	—	—	.01	.01	.02
Cash basis operating return on average
tangible assets	1.63	1.59	1.70	1.74	1.73

Return on average equity	8.33%	14.39%	15.34%	15.72%	15.32%
Effect of merger-related items, net of tax	.19	.21	.04	(.07)	(.14)
Effect of equity-based compensation, net of tax	.22	.23	.22	.60	—
Effect of other, net of tax (4)	6.18	—	—	(.67)	—
Operating return on average equity	14.92	14.83	15.60	15.58	15.18
Effect of amortization of intangibles, net of tax (2)	12.88	13.64	13.27	12.63	12.40
Effect of amortization of mark-to-market adjustments,
net of tax	.07	.06	.09	.20	.30
Cash basis operating return on average
tangible equity	27.87	28.53	28.96	28.41	27.88

Efficiency ratio (taxable equivalent) (3)	55.3%	56.2%	54.0%	53.5%	52.6%
Effect of merger-related items	(.6)	(.6)	(.1)	.2	.4
Effect of equity-based compensation	(.6)	(.7)	(.7)	(1.7)	—
Effect of other (4)	—	—	—	1.8	—
Operating efficiency ratio (3)	54.1	54.9	53.2	53.8	53.0
Effect of amortization of intangibles	(1.6)	(1.6)	(1.6)	(1.6)	(1.9)
Effect of amortization of mark-to-market adjustments	(.1)	(.1)	(.1)	(.2)	(.2)
Cash basis operating efficiency ratio (3)	52.4	53.2	51.5	52.0	50.9

Basic earnings per share	$.46	$.77	$.80	$.80	$.79
Effect of merger-related items, net of tax	.01	.01	—	(.01)	(.01)
Effect of equity-based compensation, net of tax	.01	.02	.01	.03	—
Effect of other, net of tax (4)	.35	—	—	(.03)	—
Operating basic earnings per share	.83	.80	.81	.79	.78

Diluted earnings per share	$.46	$.77	$.79	$.79	$.78
Effect of merger-related items, net of tax	.01	.01	—	—	—
Effect of equity-based compensation, net of tax	.01	.01	.02	.03	—
Effect of other, net of tax (4)	.34	—	—	(.03)	—
Operating diluted earnings per share	.82	.79	.81	.79	.78
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	—	—	—	—	.01
Cash basis operating diluted earnings per share	.85	.82	.84	.82	.82

NOTES:	Applicable ratios are annualized.

(1)

Balances exclude commercial mortgage servicing rights totaling $28.5 million, $26.3 million, $24.2 million, $22.4 million and $20.1 million as of December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively. Effective January 1, 2006, residential mortgage servicing rights are carried at fair value.

(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(3)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable.

(4)

Reflects an additional tax provision of $139.1 million related to leveraged leases and a loss on the sale of securities totaling $46.9 million, net of tax, in the fourth quarter of 2006 and a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in the first quarter of 2006.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended

(Dollars in thousands, except per share data)	12/31/06	12/31/05

RECONCILIATION TABLE
Net income	$1,528,470	$1,653,769
Merger-related items, net of tax	10,906	(6,777)
Equity-based compensation, net of tax	35,650	—
Other, net of tax (3)	167,663	26,619
Operating earnings	1,742,689	1,673,611
Amortization of intangibles, net of tax	65,600	70,754
Amortization of mark-to-market adjustments, net of tax	7,838	18,639
Cash basis operating earnings	1,816,127	1,763,004

Return on average assets	1.34%	1.58%
Effect of merger-related items, net of tax	.01	(.01)
Effect of equity-based compensation, net of tax	.03	—
Effect of other, net of tax (3)	.14	.03
Operating return on average assets	1.52	1.60
Effect of amortization of intangibles, net of tax (1)	.13	.15
Effect of amortization of mark-to-market adjustments, net of tax	.01	.02
Cash basis operating return on average tangible assets	1.66	1.77

Return on average equity	13.35%	14.95%
Effect of merger-related items, net of tax	.10	(.07)
Effect of equity-based compensation, net of tax	.31	—
Effect of other, net of tax (3)	1.46	.24
Operating return on average equity	15.22	15.12
Effect of amortization of intangibles, net of tax (1)	13.09	12.41
Effect of amortization of mark-to-market adjustments, net of tax	.13	.29
Cash basis operating return on average tangible equity	28.44	27.82

Efficiency ratio (taxable equivalent) (2)	54.8%	53.1%
Effect of merger-related items	(.3)	.2
Effect of equity-based compensation	(.9)	—
Effect of other (3)	.4	(.8)
Operating efficiency ratio (2)	54.0	52.5
Effect of amortization of intangibles	(1.6)	(1.9)
Effect of amortization of mark-to-market adjustments	(.1)	(.2)
Cash basis operating efficiency ratio (2)	52.3	50.4

Basic earnings per share	$2.84	$3.02
Effect of merger-related items, net of tax	.02	(.01)
Effect of equity-based compensation, net of tax	.06	—
Effect of other, net of tax (3)	.31	.05
Operating basic earnings per share	3.23	3.06

Diluted earnings per share	$2.81	$3.00
Effect of merger-related items, net of tax	.02	(.01)
Effect of equity-based compensation, net of tax	.06	—
Effect of other, net of tax (3)	.31	.05
Operating diluted earnings per share	3.20	3.04
Effect of amortization of intangibles, net of tax	.12	.12
Effect of amortization of mark-to-market adjustments, net of tax	.02	.04
Cash basis operating diluted earnings per share	3.34	3.20

NOTES:	Applicable ratios are annualized.

(1)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable.

(3)

Reflects an additional tax provision of $139.1 million related to leveraged leases, a loss on the sale of securities totaling $46.9 million, net of tax, and a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in 2006 and a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in 2005.